CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Teleflex Incorporated, which is incorporated by reference in Teleflex Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 14, 2001, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 27, 2001



                                  EXHIBIT 23(a)